Exhibit 99.B(d)(61)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Delaware Management Company,
a series of Delaware Management Business Trust

As of July 1, 2003, as amended on April 27, 2005, Oct. 18, 2005 and June       , 2009

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Growth Fund

Tax-Managed Large Cap Fund

Large Cap Diversified Alpha Fund

Large Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Delaware Management Company, a series of Delaware Management Business Trust

By:	By:

Name:	Name:

Title:	Title:

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Delaware Management Company,
a series of Delaware Management Business Trust

As of July 1, 2003, as amended on April 27, 2005, Oct 18, 2005 and June       , 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Growth Fund	x.xx	%
Tax-Managed Large Cap Fund	x.xx	%
Large Cap Diversified Alpha Fund	x.xx	%
Large Cap Fund	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation	Delaware Management Company, a series of Delaware Management Business Trust

By:	By:

Name:	Name:

Title:	Title: